Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

dated as of

DECEMBER 28, 2005

by and among

TEXAS ROADHOUSE, INC.,

and

THE HOLDERS IDENTIFIED HEREIN

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 28, 2005, is made by and among Texas Roadhouse, Inc., a Delaware corporation (the “Company”), and the Holders listed on the Schedule A hereto as such Schedule may be amended from time to time.

RECITALS

A.                                   In connection with the consummation of the acquisition by a wholly-owned subsidiary of the Company (“Holdings”) of each of the entities listed on Annex A as such Annex may be amended from time to time (each, a “Combined Entity”), through a securities purchase, merger, purchase of assets, or otherwise, shares (the “Shares”) of the Class A Common Stock, $0.001 par value (“Common Stock”), of the Company were either (i) issued to a Combined Entity and then immediately distributed to the equityholders of such Combined Entity (an “Equityholder”) or (ii) issued directly to an Equityholder of the Combined Entity.

B.                                     Pursuant to an agreement among the Company, Holdings and each Combined Entity, the Company agreed to provide certain registration rights on the terms set forth therein to each such Equityholder who has agreed to be bound by the provisions of this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I. Definitions and Certain Interpretative Matters

1.1                                 Definitions. For purposes of this Agreement, the following terms have the following meanings:

(a)                                  “Affiliate”:  As defined in Rule 12b-2 under the Exchange Act.

(b)                                 “Agreement”:  As defined in the introductory paragraph hereof.

(c)                                  “Business Day”:  Any day, other than a Saturday or Sunday, on which national banking institutions in New York, New York, are open.

(d)                                 “Combined Entity”:  As defined in Recital A.

(e)                                  “Common Stock”:  As defined in Recital A.

(f)                                    “Company”:  As defined in the introductory paragraph hereof.

(g)                                 “Exchange Act”:  The Securities Exchange Act of 1934, as amended.

(h)                                 “Equityholders”:  As defined in Recital A.

(i)                                     “Holders”:  An Equityholder or one of his Affiliates, in each case if such Affiliate becomes the owner of Registrable Securities and has become a party to this Agreement.

(j)                                     “Holdings”:  As defined in Recital A.

(k)                                  “Indemnified Party”:  As defined in Section 4.3.

(l)                                     “Indemnifying Party”:  As defined in Section 4.3.

(m)                               “Losses”:  As defined in Section 4.1.

(n)                                 “Person”:  Any individual, corporation, general or limited partnership, limited liability company, joint venture, trust or other entity or association, including without limitation any governmental authority.

(o)                                 “Prospectus”:  The prospectus included in the applicable Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all amendments (including post-effective amendments) and including all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

(p)                                 “Registrable Securities”:  (i) the Shares and (ii) any securities paid, issued or distributed in respect of any such Shares by way of stock dividend, stock split or distribution, or in connection with a combination of Shares, recapitalization, reorganization, merger or consolidation, or otherwise; provided, however, that as to any Registrable Securities, such securities will irrevocably cease to constitute “Registrable Securities” upon the earliest to occur of: (A) the date on which the securities are disposed of pursuant to an effective registration statement under the Securities Act; (B) the date on which the securities may be sold in compliance with the requirements of paragraph (d)(i) of Rule 144 (or any successor provision); (C) the date on which the securities have been transferred to any Person other than a Holder; or (D) the date on which the securities cease to be outstanding.

(q)                                 “Registration Expenses”:  As defined in Section 3.4.

(r)                                    “Registration Statement”:  Any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), and all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement.

(s)                                  “Representatives”: The representatives of the Holders designated on Schedule A as may be amended from time to time.

(t)                                    “Rule 144”:  Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

(u)                                 “SEC”:  The Securities and Exchange Commission.

(v)                                 “Securities Act”:  The Securities Act of 1933, as amended.

(w)                               “Shares”:  As defined in Recital A.

(x)                                   “Window Period”: The ten trading days (days on which shares are traded on the Nasdaq National Market System) following the third full trading day after the release of quarterly or annual earnings by the Company.

(y)                                 Certain Interpretative Matters. Unless the context otherwise requires, (i) all references to Articles or Sections are to Articles or Sections of this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) all uses of “herein,” “hereto,” “hereof” and words similar thereto in this Agreement refer to this Agreement in its entirety, and not solely to the Article, Section or provision in which it appears, (iv) “or” is disjunctive but not necessarily exclusive, and (v) words in the singular include the plural and vice versa. Unless otherwise specified, the use of the term “day” will be deemed to be a calendar day and not a Business Day.

Article II. Demand Registration

2.1                                 Right to Demand Registration. At any time within 15 days of acquiring Registrable Securities, any Holder or group of Holders may request in writing that the Company effect the registration of all or part of such Holders’ Registrable Securities with the SEC under and in accordance with the provisions of the Securities Act (which written request will specify (a) the then current name and address of such Holder or Holders, (b) the aggregate number of shares of Registrable Securities requested to be registered, and (c) the total number of shares of Common Stock then held by such Holder or Holders). Upon such request, the Company shall use its best efforts to cause a Registration Statement covering such Holder’s or Holders’ Registrable Securities requested to be registered by such Holder or Holders to become effective as promptly as practicable after receipt of such request.

2.2                                 Effective Demand Registrations. The Company may satisfy its obligations under Section 2.1 by amending or supplementing (to the extent permitted by applicable law) any registration statement previously filed by the Company under the Securities Act so that such amended or supplemented registration statement will permit the disposition of Registrable Securities in accordance with this Agreement for which a demand for registration has been properly made under Section 2.1. If the Company so amends or supplements a previously filed registration statement, it will be deemed to have effected a registration for purposes of Section 2.1.

2.3                                 Continuous Effectiveness of Registration Statement. The Company will use its reasonable best efforts to keep a Registration Statement that has become effective as contemplated by this Article II continuously effective for any Registrable Securities covered by such Registration Statement until such Registrable Securities cease to be Registrable Securities.

2.4                                 Window Periods.

(a)                                  No Registrable Securities may be sold pursuant to the Registration Statement at any time other than during a Window Period. To sell Registrable Securities during a particular Window Period, the Holder must notify the Company in writing at least 15 days prior to the commencement of such Window Period of its intention to sell Registrable Securities, and specify the number of Registrable Securities it desires to sell during such Window Period. If the Holders collectively notify the Company of their intention to sell Shares, other than through Company approved block trades that are completed during the Window Period (“Approved Block Trades”), in aggregate amounts that exceed 30% of the average weekly reported volume of trading of the Shares on the Nasdaq National Market during the four full calendar weeks preceding the Window Period (the “Maximum Amount”), each such holder will only be permitted to sell during such Window Period, other than through Approved Block Trades, that number of Shares equal to the number of Shares requested to be sold during such Window Period multiplied by a fraction, the numerator of which is the Maximum Amount, and the denominator of which is the total number of Shares requested to be sold during the Window Period by all Holders other than through Approved Block Trades.

(b)                                 Notwithstanding anything contained in Section 2.1 to the contrary, if the Board of Directors of the Company determines, in the good faith exercise of its reasonable business judgment, that the disposition of Registrable Securities during any Window Period (i) would materially impede, delay or interfere with any financing, acquisition, corporate reorganization or other significant transaction, or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its subsidiaries or (ii) would require disclosure of non-public material information, the disclosure of which would adversely affect the Company, the Company will promptly give the Holders written notice of such determination and will be entitled to suspend the effectiveness of a Registration Statement during such Window Period.

Article III. Procedures and Expenses

3.1                                 Registration Procedures. In connection with the Company’s registration obligations pursuant to Article II, the Company will effect such registrations to permit the sale of Registrable Securities by a Holder in accordance with this Agreement, and pursuant thereto the Company will as promptly as reasonably practicable:

(a)                                  prepare and file with the SEC a Registration Statement on an appropriate form under the Securities Act available for the sale of the Registrable Securities by the selling Holders; provided, however, that the Company will, before filing, furnish to each Representative copies of the Registration Statement or Prospectus proposed to be filed;

(b)                                 prepare and file with the SEC any amendments and post-effective amendments to the Registration Statement as may be necessary and any supplements to the Prospectus as may be required, in the opinion of the Company and its counsel, by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective to the extent required by Section 2.3 hereof;

(c)                                  promptly following its actual knowledge thereof, notify the Representatives:

(i)                                     when a Prospectus or any Prospectus supplement or amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the Registration Statement has become effective,

(ii)                                  of the issuance by the SEC or any other governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, and

(iii)                               of the receipt by the Company of any written notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(d)                                 use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable date; and

(e)                                  furnish to each Representative at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements (but excluding all schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits).

3.2                                 Information from Holders.

(a)                                  The Company may require each selling Holder that has requested inclusion of its Registrable Securities in any Registration Statement to furnish to the Company such information regarding such Holder and its plan and method of distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing. The Company may refuse to proceed with the registration of such Holder’s Registrable Securities if such Holder unreasonably fails to furnish such information within a reasonable time after receiving such request.

(b)                                 Each selling Holder will as expeditiously as possible (i) notify the Company of the occurrence of any event that makes any statement made in a Registration Statement or Prospectus regarding such selling Holder untrue in any material respect or that requires the making of any changes in a Registration Statement or Prospectus so that, in such regard, it will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading and (ii) provide the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such Prospectus.

3.3                                 Suspension of Disposition.

(a)                                   Each selling Holder will be deemed to have agreed that, upon receipt of any notice from the Company of (i) any request by the SEC or any other governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (ii) the issuance by the SEC or any other governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any written notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) the occurrence of any event which makes any statement made in the Registration Statement or Prospectus untrue in any material respect or which requires the making of any changes in a Registration Statement or Prospectus or other documents so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (v) the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate, such Holder will discontinue disposition of Registrable Securities covered by a Registration Statement or Prospectus until such Holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed.

(b)                                 Each selling Holder will be deemed to have agreed that, upon receipt of any notice from the Company of the happening of an event specified in Section 2.4(b), disclosure of which would be required in the Registration Statement and the Board of Directors of the Company has determined in the good faith exercise of its reasonable business judgment that disclosure would adversely affect the Company, such selling Holder will discontinue disposition of Registrable Securities covered by a Registration Statement or Prospectus until notice in writing from the Company that the use of the applicable Prospectus may be resumed.

3.4                                 Registration Expenses.

(a)                                  All fees and expenses incurred by the Company in complying with Articles II, III and Section 3.1 (“Registration Expenses”) will be borne by the selling Holders on a pro rata basis (based on the relative number of Registrable Securities that are requested to be included in such registration). These fees and expenses will include without limitation (i) all registration and filing fees (including without limitation fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with securities or blue sky laws (including without limitation reasonable fees and disbursements of counsel for the underwriters and selling Holders in connection with blue sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriter or underwriters, if any, or the selling Holders may designate)), (ii) printing expenses (including without limitation the expenses of printing certificates for securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the selling Holders), (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certified public accountants (including the expenses of any special audit and “comfort” letters required by or incident to such performance), and (v) fees and expenses of all other Persons retained by the Company. The Company will be required to pay its internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange, if any, on which similar securities issued by the Company are then listed.

(b)                                 In addition to the obligations of the selling Holders pursuant to Section 3.4(a), (i) all costs and fees of counsel and experts retained by the selling Holders and (ii) all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities will also be borne by the Holder owning such Registrable Securities.

(c)                                  It shall be a condition to the Company’s obligations to effect the registration pursuant to this Agreement for any selling Holder that such selling Holder pay the Company within five (5) days of the Company’s request, the estimated amount of such selling Holder’s pro rata share of Registration Expenses.

Article IV. Indemnification

4.1                                 Indemnification by the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder owning Registrable Securities registered pursuant to this Agreement, its officers, directors, agents and employees, each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, owners, agents and employees of any such controlling Person, from and against all losses, claims, damages, liabilities, costs (including without limitation reasonable attorneys’ fees and disbursements) and expenses (collectively, “Losses”) arising out of or based upon any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by or on behalf of such Holder expressly for use therein; provided, however, that the Company will not be liable to any Holder to the extent that any Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (i) (A) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder of a Registrable Security to the Person asserting the claim from which such Losses arise and (B) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission or (ii) the untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the Prospectus previously furnished by or on behalf of the Company, if the Holder was furnished with copies of the Prospectus as so amended or supplemented and the Holder thereafter failed to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the Person asserting the claim from which such Losses arise.

4.2                                 Indemnification by Holders. Each Holder (severally and not jointly) will indemnify and hold harmless, to the fullest extent permitted by law, the Company, its officers, directors, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the directors, officers, owners, agents and employees of any such controlling Person, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information so furnished in writing by or on behalf of such Holder to the Company expressly for use in such Registration Statement, Prospectus or preliminary prospectus. In no event will the liability of any Holder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

4.3                                 Conduct of Indemnification Proceedings. If any Person becomes entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party will give prompt notice to the party from which indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any action or proceeding with respect to which the Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced materially by such failure. If such an action or proceeding is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the Indemnified Party promptly after receiving the notice referred to in the immediately preceding sentence, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party will have the right to employ its own counsel in any such case, but the fees and expenses of that counsel will be at the expense of the Indemnified Party unless (i) the employment of the counsel has been authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party has not employed counsel (reasonably satisfactory to the Indemnified Party) to take charge of such action or proceeding within a reasonable time after notice of commencement thereof, or (iii) the Indemnified Party reasonably concludes, based upon the opinion of counsel, that there may be defenses or actions available to it which are different from or in addition to those available to the Indemnifying Party which, if the Indemnifying Party and the Indemnified Party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of defenses or actions available to the Indemnified Party. If any of the events specified in clause (i), (ii) or (iii) of the immediately preceding sentence are applicable, then the reasonable fees and expenses of separate counsel for the Indemnified Party will be borne by the Indemnifying Party; provided, however, that in no event will the Indemnifying Party be liable for the fees and expenses of more than one separate firm for all Indemnified Parties. If, in any case, the Indemnified Party employs separate counsel, the Indemnifying Party will not have the right to direct the defense of the action or proceeding on behalf of the Indemnified Party. All fees and expenses required to be paid to the Indemnified Party pursuant to this Article IV will be paid periodically during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the Indemnifying Party in respect of any particular Loss that is incurred. Notwithstanding anything contained in this Section 4.3 to the contrary, an Indemnifying Party will not be liable for the settlement of any action or proceeding effected without its prior written consent. The Indemnifying Party will not, without the consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could be sought by such Indemnified Party under this Article IV, unless such judgment, settlement or other termination provides solely for the payment of money and includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

4.4                                 Contribution, etc.

(a)                                  If the indemnification provided for in this Article IV is unavailable to an Indemnified Party under Section 4.1 or 4.2 in respect of any Losses or is insufficient to hold the Indemnified Party harmless, then each applicable Indemnifying Party (severally and not jointly), in lieu of indemnifying the Indemnified Party, will contribute to the amount paid or payable by the Indemnified Party as a result of the Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in the Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, the Indemnifying Party or Indemnifying Parties or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

(b)                                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything contained in this Section 4.4 to the contrary, an Indemnifying Party that is a selling Holder will not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities were sold by the selling Holder to the public exceeds the amount of any damages which such selling Holder has, in the aggregate, otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Article V. Miscellaneous

5.1                                 Notices. All notices, requests, claims, demands and other communications hereunder will be in writing and will be given or made by delivery in person, by overnight courier, by facsimile transmission, by electronic transmission or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party specified in a notice given in accordance with this Section 5.1):

(a)                                  If to the Company:

Texas Roadhouse, Inc.

6040 Dutchmans Lane, Suite 400

Louisville, KY  40205

Attention:  General Counsel

with a copy to:

Frost Brown Todd LLC

400 West Market Street

Louisville, KY  40202

Attention:  William G. Strench

(b)                                 If to a Holder, to such Holder’s address on Schedule A hereto.

All such notices and communications will be deemed to have been delivered or given upon receipt, if delivered personally, by electronic transmission or by overnight courier; when receipt is acknowledged, if sent by facsimile transmission and three Business Days after being deposited in the mail, if mailed.

5.2                                 Confidentiality. Each Holder will, and will cause its officers, directors, employees, legal counsel, accountants, financial advisors and other representatives to, hold in confidence any material nonpublic information received by them pursuant to this Agreement, including without limitation any material nonpublic information included in any Registration Statement or Prospectus proposed to be filed with the SEC. This Section 5.2 shall not apply to any information which (a) is or becomes generally available to the public, (b) was already in the Holder’s possession from a non-confidential source prior to its disclosure by the Company, or (c) is or becomes available to the Holder on a non-confidential basis from a source other than the Company, provided that such source is not known by the Holder to be bound by confidentiality obligations.

5.3                                 Assignment. None of the parties to this Agreement may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of each of the other parties hereto. Notwithstanding the foregoing, any Affiliate of, or secured lender to, a Holder that becomes a record owner of Shares, shall become a Holder hereunder upon its delivery to the Company of its executed joinder hereto.

5.4                                 No Third-Party Beneficiaries. Except as expressly set forth herein, this Agreement will be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5.5                                 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

5.6                                 Amendment and Waiver. This Agreement may not be amended or modified or any provision hereof waived except by an instrument in writing signed by the Company and the holders of a majority of the Registrable Securities; provided, however, the Company may amend this Agreement from time to time to add persons who have become Equityholders as additional Holders under this Agreement without the consent of any of the existing Holders.

5.7                                 Counterparts. This Agreement may be executed by facsimile signature and in any number of counterparts, each such counterpart to be deemed an original and all such counterparts, taken together, to constitute one instrument.

5.8                                 Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable under any law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon a determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto will endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

5.9                                 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky, without giving effect to the principles of conflict of laws thereof.

5.10                           Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specify performance of the terms hereof, in addition to any other remedy at law or equity.

5.11                           Further Assurances. The parties hereto will do such further acts and things necessary to ensure that the terms of this Agreement are carried out and observed.

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

TEXAS ROADHOUSE, INC.

By:	/s/ Scott M. Colosi
Name: Scott M. Colosi
Title: Chief Financial Officer

HOLDERS:

/s/ Daniel J. Ala
Name: Daniel J. Ala
Shares: 19,301

B&T Investments, LLC

By:	/s/ Brian Judd
Name: Brian Judd, Manager
Shares: 122,191

/s/ Richard Caron
Name: Richard Caron
Shares: 10,076

/s/ Randall Clark
Name: Randall Clark
Shares: 23,995

Dyer & Pine Company, Inc.

By:	/s/ Franklin Y. Yang
Name: Franklin Y. Yang, President
Shares: 2,099

/s/ James Feldkamp, Jr.
Name: James Feldkamp, Jr.
Shares: 549

/s/ Albert E. Fiorini
Name: Albert E. Fiorini
Shares: 4,155

/s/ Daniel L. Green
Name: Daniel L. Green
Shares: 9,650

/s/ David L. Green
Name: David L. Green
Shares: 242,225

/s/ Grace Green
Name: Grace Green
Shares: 9,650

/s/ Tammy Green
Name: Tammy Green
Shares: 4,825

/s/ Steven M. Halliday
Name: Steven M. Halliday
Shares: 133,172

High Wheel, Inc.

By:	/s/ Neal Niklaus
Name: Neal Niklaus, President
Shares: 47,330

/s/ Jonathan Hook
Name: Jonathan Hook
Shares: 20,844

/s/ Joseph J. Jones
Name: Joseph J. Jones
Shares: 4,825

/s/ Brian Judd
Name: Brian Judd
Shares: 477,611

Judd Ventures LLC

By:	/s/ Brian Judd
Name: Brian Judd, Manager
Shares: 15,359

/s/ Gerard Lewis
Name: Gerard Lewis
Shares: 3,051

/s/ Harry Lockstadt
Name: Harry Lockstadt
Shares: 3,474

/s/ Mitchell P. Lucas
Name: Mitchell P. Lucas
Shares: 21,879

/s/ Harry Markowitz
Name: Harry Markowitz
Shares: 6,948

Richard W. Martinell Trust of Delaware

By:	/s/ Richard W. Martinell
Name: Richard W. Martinell, Trustee
Shares: 115,525

/s/ E. Steven McCafferty
Name: E. Steven McCafferty
Shares: 381

/s/ Michael E. McCafferty
Name: Michael E. McCafferty
Shares: 824

McCafferty Family Limited Partnership

By:	/s/ Patrick J. McCafferty
Name: Patrick J. McCafferty, General Partner
Shares: 15,359

Patrick J. McCafferty Trust

By:	/s/ Patrick J. McCafferty
Name: Patrick J. McCafferty, Trustee
Shares: 479,426

/s/ Russell Miller
Name: Russell Miller
Shares: 31,266

/s/ Neal Niklaus
Name: Neal Niklaus
Shares: 17,937

/s/ John Steven Payne
Name: John Steven Payne
Shares: 17,370

/s/ Stephen C. Payne
Name: Stephen C. Payne
Shares: 13,896

/s/ Kenneth Perez
Name: Kenneth Perez
Shares: 12,237

/s/ George S. Rich
Name: George Rich
Shares: 10,432

/s/ John Roschman
Name: John Roschman
Shares: 13,256

/s/ Gregory Schroeder
Name: Gregory Schroeder
Shares: 549

/s/ Dominic J. Serratore
Name: Dominic J. Serratore
Shares: 1,373

/s/ Travis Shearing
Name: Travis Shearing
Shares: 1,830

/s/ John H. Spickard
Name: John H. Spickard
Shares: 2,081

/s/ Lucy M. Spickard
Name: Lucy M. Spickard
Shares: 5,796

/s/ Timothy Thimmes
Name: Timothy Thimmes
Shares: 1,165

/s/ Lance J. Walker
Name: Lance J. Walker
Shares: 13,475

/s/ Melody Young
Name: Melody Young
Shares: 4,022

Annex A

Green Brothers Dining, Inc., a Colorado corporation

Roadhouse of Colorado Inc., a Colorado corporation

Alliance Roadhouse, LLC, an Ohio limited liability company

Alliance Roadhouse, Inc., an Ohio corporation

Ft. Wright Roadhouse, LLC, a Kentucky limited liability company

Texas-Ft. Wright Roadhouse, Inc., a Kentucky corporation

Hamilton Roadhouse, LLC, an Ohio limited liability company

Hamilton Roadhouse, Inc., an Ohio corporation

Lima Roadhouse, LLC, an Ohio limited liability company

Lima Roadhouse, Inc., an Ohio corporation

Cactus Roadhouse, LLC, an Ohio limited liability company

Milford Roadhouse, Inc., an Ohio corporation

Newark Roadhouse, Inc., an Ohio corporation

Stow Roadhouse, Inc., an Ohio corporation

Texas Western Hills, LTD, an Ohio limited liability company

Sirloin Ventures, Inc., an Ohio corporation

Schedule A

[Addresses omitted; will be provided to Securities and Exchange Commission upon its request]

Daniel J. Ala

B&T Investments, LLC

Richard Caron

Randall Clark

Dyer & Pine Company, Inc.

James Feldkamp, Jr.

Albert E. Fiorini

Daniel L. Green

David L. Green

Grace Green

Tammy Green

Steven M. Halliday

High Wheel, Inc.

Jonathan Hook

Joseph J. Jones

Brian Judd

Judd Ventures LLC

Gerard Lewis

Harry Lockstadt

Mitchell P. Lucas

Harry Markowitz

Richard W. Martinell Trust of Delaware

E. Steven McCafferty

Michael E. McCafferty

McCafferty Family Limited Partnership

Patrick J. McCafferty Trust

Russell Miller

Neal Niklaus

John Steven Payne

Stephen C. Payne

Kenneth Perez

George S. Rich

John Roschman

Gregory Schroeder

Dominic J. Serratore

Travis Shearing

John H. Spickard

Lucy M. Spickard

Timothy Thimmes

Lance J. Walker

Melody Young